As filed with the Securities and Exchange Commission on December 9, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TransAlta Corporation

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English (if applicable))

Canada

(Province or other jurisdiction of incorporation or organization)

4911

(Primary Standard Industrial Classification Code Number (if applicable))

Not Applicable

(I.R.S. Employer Identification Number (if applicable))

Suite 1400, 1100 – 1st Street S.E.

Calgary, Alberta, T2G 1B1

(403) 267-7110

(Address and telephone number of Registrant’s principal executive offices)

TransAlta Centralia Generation LLC

913 Big Hanaford Road, Centralia, Washington 98531, (360) 736-9901

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Nancy Brennan TransAlta Corporation Suite 1400, 1100 – 1st Street S.E. Calgary, Alberta Canada T2G 1B1 (403) 267-7110	Jeff Bakker Michael Barrett Blake, Cassels & Graydon LLP 855 - 2nd Street S.W. Suite 3500, Bankers Hall East Tower Calgary, Alberta Canada T2P 4J8 (403) 260-9600	Christopher J. Cummings Paul, Weiss, Rifkind, Wharton & Garrison LLP Toronto-Dominion Centre 77 King Street West, Suite 3100 Toronto, Ontario Canada M5K 1J3 (416) 504-0522

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

Province of Alberta, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box)

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	at some future date (check the appropriate box below)

	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on
(date).

3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the
Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this registration statement relates to registration statement 333-271953.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	December 9, 2025

TRANSALTA CORPORATION

Common Shares

First Preferred Shares

Warrants

Subscription Receipts

Debt Securities

Units

We may from time to time, during the 37-month period that this short form base shelf prospectus, including any amendments hereto (the “Prospectus”) remains valid, offer and issue: (i) common shares (“Common Shares”); (ii) first preferred shares (“First Preferred Shares”); (iii) warrants to purchase Common Shares, First Preferred Shares or other securities (“Warrants”); (iv) subscription receipts that entitle the holder thereof to receive, upon satisfaction of certain release conditions, and for no additional consideration, securities (“Subscription Receipts”); (v) debt securities, which may consist of debentures, notes or other types of debt and may be issuable in one or more series (“debt securities”); (vi) units (“units”) comprised of one or more of such securities (the Common Shares, First Preferred Shares, Warrants, Subscription Receipts, debt securities and units are collectively referred to herein as the “Securities”); or (vii) any combination of Securities. Eagle Hydro II LP (“Eagle Hydro II”) or certain other affiliates of Brookfield Asset Management Inc. (“Brookfield” and collectively, the “Selling Shareholder”) may also offer and sell Common Shares from time to time pursuant to this Prospectus. See “Selling Shareholder”.

The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions and other factors. The specific terms of any offering of Securities will be set forth in one or more prospectus supplements (each, a “Prospectus Supplement”). We reserve the right to include in a Prospectus Supplement specific terms pertaining to the Securities being offered that are not within the options and parameters set forth in this Prospectus, provided that such Securities will not be specified derivatives or asset-backed securities. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities.

All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that, together with this Prospectus, will be delivered to purchasers of the applicable Securities, except where an exemption from such delivery requirements is available. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the applicable Prospectus Supplement and only for the purposes of the distribution of the Securities to which the applicable Prospectus Supplement pertains.

Our outstanding Common Shares are listed on the Toronto Stock Exchange (“TSX”) under the symbol “TA” and on the New York Stock Exchange (“NYSE”) under the symbol “TAC”. On December 8, 2025, the last completed trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX and the NYSE was $19.56 and US$14.12, respectively. Our outstanding First Preferred Shares, other than our redeemable first preferred shares, Series I, are listed on the TSX. Our cumulative redeemable rate reset first preferred shares, Series A (“Series A Shares”), our cumulative redeemable floating rate first preferred shares, Series B (“Series B Shares”), our cumulative redeemable rate reset first preferred shares, Series C (“Series C

Shares”), our cumulative redeemable floating rate first preferred shares, Series D (“Series D Shares”), our cumulative redeemable rate reset first preferred shares, Series E (“Series E Shares”) and our cumulative redeemable rate reset first preferred shares, Series G (“Series G Shares”) are listed and traded on the TSX under the symbols “TA.PR.D”, “TA.PR.E”, “TA.PR.F”, “TA.PR.G”, “TA.PR.H” and “TA.PR.J”, respectively. On December 8, 2025, the last completed trading day prior to the date of this Prospectus, the closing prices of the Series A Shares, the Series B Shares, the Series C Shares, the Series D Shares, the Series E Shares and the Series G Shares on the TSX were $19.81, $19.93, $24.74, $24.24, $25.56 and $25.84, respectively. Unless otherwise specified in the applicable Prospectus Supplement, the First Preferred Shares, Warrants, Subscription Receipts, debt securities and units will not be listed on any securities or stock exchange. There is currently no market through which additional series of First Preferred Shares, Warrants, Subscription Receipts, debt securities or units may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Plan of Distribution” and “Risk Factors”.

We may offer and sell the Securities and the Selling Shareholder may offer and sell Common Shares to or through underwriters or dealers purchasing as principals, directly to one or more purchasers or through agents. See “Plan of Distribution”. This Prospectus may qualify an “at-the-market distribution” as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”). The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged by TransAlta in connection with the offering and sale of the Securities, or by the Selling Shareholder in connection with the offering and sale of Common Shares, as applicable, and will set forth the terms of the offering of such Securities, including the method of distribution, the proceeds to us and/or the Selling Shareholder and any fees, discounts or any other compensation payable to the underwriters, dealers or agents and any other material terms of the plan of distribution.

No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The Securities may be sold from time to time in one or more transactions at a fixed price or fixed prices, or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale or at prices to be negotiated with purchasers at the time of sale, including sales in transactions that are “at-the-market distributions”, including sales made directly on the TSX, the NYSE or other existing trading markets for the Securities, and as set out in the applicable Prospectus Supplement. The prices at which Securities may be offered may vary between purchasers and during the period of distribution. If Securities are offered on a non-fixed price basis, the underwriters’, dealers’ or agents’ compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by purchasers exceeds or is less than the gross proceeds paid by the underwriters, dealers or agents to us and/or the Selling Shareholder, as applicable. See “Plan of Distribution”.

In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”.

Investing in the Securities involves risks. Prospective investors should carefully consider these risks before purchasing Securities. See “Risk Factors”.

We are permitted, under a multijurisdictional disclosure system adopted by the United States (“U.S.”), to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the U.S. In addition, we prepare our financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. As a result, our financial statements may not be comparable to financial statements of U.S. companies.

Prospective investors should be aware that the purchase of Securities may have tax consequences both in Canada and in the U.S. This Prospectus and any applicable Prospectus Supplement may not describe these tax consequences fully. Prospective investors should carefully review the tax disclosure, if any, in the applicable Prospectus Supplement and in any event consult with a tax adviser.

Your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of Canada, that some or all of our officers and directors may be residents of Canada, that some or all of the experts named in this Prospectus may be residents of Canada and that all or a substantial portion of our assets and the assets of such persons are located outside the U.S. See “Enforceability of Civil Liabilities”.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

As of December 8, 2025, TransAlta has qualifying public equity (as defined in NI 44-102) of $5,923,709,715 and therefore qualifies as a “well-known seasoned issuer” under NI 44-102.

Alan J. Fohrer, Laura W. Folse and Thomas M. O’Flynn are directors of the Corporation who reside outside of Canada and each of these directors has appointed TransAlta as agent for service of process at Suite 1400, 1100 – 1st Street SE, Calgary, Alberta T2G 1B1. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process.

The head and registered office of TransAlta is located at Suite 1400, 1100 – 1st Street SE, Calgary, Alberta T2G 1B1.

- i -

ABOUT THIS PROSPECTUS

In this Prospectus, in any Prospectus Supplement and in documents incorporated by reference in this Prospectus, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars. “U.S. dollars” or “US$” means lawful currency of the U.S. Except as set forth under “Description of Debt Securities” or unless the context otherwise requires, all references in this Prospectus and any Prospectus Supplement to “TransAlta”, the “Corporation”, “we”, “us” and “our” mean TransAlta Corporation and its consolidated subsidiaries, including any consolidated partnerships of which the Corporation or any of its subsidiaries are partners. References herein to this “Prospectus” include documents incorporated by reference herein.

This Prospectus is part of a registration statement on Form F-10 relating to the Securities that has been filed with the SEC. Under the registration statement, we may, from time to time, sell any combination of the Securities described in this Prospectus, and the Selling Shareholder may, from time to time, sell Common Shares, in each case, in one or more offerings. This Prospectus provides a general description of the Securities that we and, in the case of the Common Shares, that we and the Selling Shareholder may offer. Each time we offer and sell Securities or the Selling Shareholder sells Common Shares under this Prospectus, we will provide you with a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. To the extent that any terms or provisions or other information pertaining to the Securities described in a Prospectus Supplement differ from any of the terms or provisions or other information described in this Prospectus, the description set forth in this Prospectus shall be deemed to have been superseded by the description set forth in the Prospectus Supplement with respect to those Securities. Before investing in any Securities, you should read both this Prospectus and any applicable Prospectus Supplement. This Prospectus does not contain all of the information contained in the registration statement. Prospective purchasers should refer to the registration statement and the exhibits to the registration statement for further information with respect to TransAlta and the Securities.

Unless otherwise specified, all financial information included and incorporated by reference in this Prospectus has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

You should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement and on the other information included in the registration statement of which this Prospectus forms a part. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this Prospectus, any applicable Prospectus Supplement or any documents incorporated by reference in this Prospectus is accurate as of any date other than the date of those documents. Our business, operating results, financial condition and prospects may have changed since those dates. The Corporation is not making an offer to sell these Securities and the Selling Shareholder is not making an offer to sell Common Shares in any jurisdiction where the offer or sale is not permitted by law.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents of TransAlta, filed with the securities commission or similar authority in each of the provinces of Canada and with the SEC, are specifically incorporated by reference in, and form an integral part of, this Prospectus:

(a)

our audited consolidated financial statements as at December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024, together with the notes thereto and the auditors’ report thereon;

(b)	our management’s discussion and analysis of financial condition and results of operations as of and for the year ended December 31, 2024 (the “Annual MD&A”);

(c)	our annual information form dated February 19, 2025 for the year ended December 31, 2024 (the “Annual Information Form”);

(d)	our management proxy circular dated March 7, 2025, prepared in connection with the Corporation’s annual and special meeting of shareholders held on April 24, 2025;

(e)	our unaudited interim condensed consolidated financial statements as at and for the three and nine months ended September 30, 2025 and 2024 and the notes thereto; and

(f)	our management’s discussion and analysis of financial condition and results of operations as at and for the three and nine months ended September 30, 2025 and 2024.

Any documents of the type required to be incorporated by reference in a short form prospectus pursuant to National Instrument 44-101 – Short Form Prospectus Distributions, including any documents of the type referred to above, material change reports (excluding confidential material change reports) and business acquisition reports that we file with the applicable regulatory authorities after the date of this Prospectus and prior to the termination of the distribution period of this Prospectus shall be deemed to be incorporated by reference into this Prospectus. These documents will be available electronically on the System for Electronic Data Analysis and Retrieval + (“SEDAR+”), which can be accessed at www.sedarplus.ca. In addition, any similar documents we file with or furnish to the SEC, as applicable, in our current reports on Form 6-K or annual reports on Form 40-F and any other documents filed with or furnished to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), in each case after the date of this Prospectus and prior to the date on which this Prospectus ceases to be effective, shall be deemed to be incorporated by reference into the registration statement of which this Prospectus forms a part, if and to the extent expressly provided in such reports. To the extent that any document incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC by us on Form 40-F, 20-F, 10-K, 10-Q, 8-K or 6-K (or any respective successor form), such document shall also be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part. Our periodic reports on Form 6-K and our annual reports on Form 40-F are available on the SEC’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system web site at www.sec.gov.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Upon a new annual information form being filed by the Corporation with the applicable securities regulatory authorities during the term of this Prospectus, the following documents shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the previous annual information form; (ii) any material change reports filed by the Corporation prior to the end of the financial year in respect of which the new annual information form is filed; (iii) any business acquisition reports filed by the Corporation for acquisitions completed prior to the beginning of the financial year in respect of which the new annual information form is filed (unless (a) such report is incorporated by reference into the new annual information form or (b) less than nine months of the acquired business’ or related businesses’ operations are incorporated into the current annual financial statements of the Corporation); and (iv) any management information circular of the Corporation filed prior to the beginning of the financial year in respect of which the new annual information form is filed (unless otherwise required by applicable securities law to be incorporated by reference into this Prospectus). Upon new annual financial statements and related management’s discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the term of this Prospectus, the previously filed annual financial statements and related management’s discussion and analysis and all previously filed interim financial statements and related management’s discussion and analysis shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new interim financial statements and related management’s discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the term of this Prospectus, all previously filed interim financial statements and related management’s discussion and analysis shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new management information circular prepared in connection with an annual general meeting of shareholders of the Corporation being filed by the Corporation with the applicable securities regulatory authorities during the term of this Prospectus, the previous management information circular prepared in connection with an annual general meeting of shareholders of the Corporation shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

A Prospectus Supplement containing the specific terms of an offering of Securities thereunder will be delivered to purchasers of such Securities together with this Prospectus (except where an exemption from such delivery requirements is available) and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the distribution of the Securities covered by such Prospectus Supplement.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of TransAlta, Suite 1400, 1100 – 1st Street SE, Calgary, Alberta T2G 1B1 (telephone: (403) 267-7110). These documents are also available electronically on SEDAR+ under our profile, which can be accessed at www.sedarplus.ca.

WHERE TO FIND MORE INFORMATION

We have filed with the SEC, under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), a registration statement on Form F-10 relating to the Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a complete description of the matter involved. Items of information omitted from this Prospectus but contained in the registration statement will be available on the SEC’s website at www.sec.gov.

We file certain reports with and furnish other information to the SEC and securities regulatory authorities in each of the provinces of Canada. Under the multijurisdictional disclosure system adopted by the U.S., documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the U.S. You may read and download the documents that we have filed with the SEC on EDGAR at www.sec.gov. You may read and download any public document that the Corporation has filed with the securities commission or other similar authority in each of the provinces of Canada on SEDAR+ at www.sedarplus.ca.

MARKETING MATERIALS

Any “template version” of any “marketing materials” (as such terms are defined under applicable Canadian securities laws) pertaining to a distribution of Securities will be filed on SEDAR+. In the event that such “marketing materials” are filed subsequent to the date of the filing of the applicable Prospectus Supplement pertaining to the distribution of the Securities that such “marketing materials” relate to and prior to the termination of such distribution, such filed versions of the “marketing materials” will be deemed to be incorporated by reference into this Prospectus for the purposes of the distribution of the Securities to which the applicable Prospectus Supplement pertains.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contain forward-looking statements and forward-looking information within the meaning of applicable securities legislation (collectively, “forward-looking statements”). All forward-looking statements are based on the Corporation’s beliefs as well as assumptions based on information available at the time the assumption was made and on management’s experience and perception of historical trends, current conditions, results and expected future developments, as well as other factors deemed reasonable and appropriate in the circumstances. Forward-looking statements are not facts, but only predictions and generally can be identified by the use of statements that include phrases such as “may”, “will”, “can”, “believe”, “expect”, “anticipate”, “contemplate”, “estimate”, “propose”, “might”, “shall”, “project”, “should”, “could”, “would”, “predict”, “forecast”, “pursue”, “capable”, “intend”, “plan”, “foresee”, “potential”, “enable”, “continue” or other words or phrases of similar import. These statements are not guarantees of our future performance, events or results and are subject to known and unknown risks, uncertainties and other important factors, many of which are beyond the Corporation’s control, that could cause our actual performance, events or results to differ materially from those expressed or implied in the forward-looking statements. In addition to the forward-looking statements contained in certain documents incorporated by reference herein, this Prospectus contains, without limitation, forward-looking statements pertaining to certain terms of the Securities and any offering made under this Prospectus; and the transactions with Far North and PSE (each as defined herein), including expectations with respect to the timing thereof, approvals required in connection therewith and the attributes of the assets acquired thereunder.

The forward-looking statements contained in this Prospectus are based on many assumptions including, but not limited to, the following material assumptions: no significant changes to applicable laws and regulations; no unexpected delays in obtaining required regulatory approvals; no material adverse impacts to investment and credit markets; no significant changes to power price and hedging assumptions; no significant changes to gas commodity price assumptions and transport costs; no significant changes to interest rates or foreign exchange rates; no significant changes to the demand and growth of renewables and thermal generation; no significant changes to the integrity and reliability of our assets; no significant changes to the Corporation’s debt and credit ratings; no unforeseen changes to economic and market conditions; no significant event occurring outside the ordinary course of business; and realization of and expected impact from ongoing and future transactions. Additional assumptions on which we have based our 2025 guidance are disclosed with such guidance in the Annual MD&A. Although the Corporation believes that these assumptions are reasonable based on currently available information, there can be no assurance that such assumptions will prove to be correct.

Forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual plans, performance, results or outcomes to differ materially from current expectations. Factors that may cause the Corporation’s actual performance, events or results to differ materially from those expressed or implied by forward-looking statements contained or incorporated by reference in this Prospectus include risks relating to: fluctuations in power prices; changes in supply and demand for electricity; our ability to contract our electricity generation for prices that will provide expected returns; our ability to replace contracts as they expire; risks associated with development projects and acquisitions; failure to complete acquisitions or divestitures on the terms and conditions specified or at all; any difficulty raising needed capital in the future on reasonable terms or at all; our ability to achieve our targets relating to environmental, social and governance performance; long-term commitments on gas transportation capacity that may not be fully utilized over time; changes to the legislative, regulatory and political environments; environmental requirements and changes in, or liabilities under, these requirements; operational risks involving our facilities, including unplanned outages and equipment failure; disruptions in the transmission and distribution of electricity; reductions in production including lower wind resource; impairments and/or writedowns of assets; adverse impacts on our information technology systems and our internal control systems, including increased cybersecurity threats; commodity risk management and energy trading risks; reduced labour availability and ability to continue to staff our operations and facilities; disruptions to our supply chains; climate-change related risks; reductions to our generating units’ relative efficiency or capacity factors; general economic risks, including deterioration of equity markets, increasing interest rates or rising inflation; general domestic and international economic and political developments, including potential trade tariffs; industry risk and competition; counterparty credit risks; inadequacy or unavailability of insurance coverage; increases in the Corporation’s income taxes and any risk of reassessments; legal, regulatory and contractual disputes and proceedings involving the Corporation; reliance on key personnel; and labour relations matters. The foregoing risk factors, among others, are described in further detail under the heading “Risk Factors” in this Prospectus and in the documents incorporated by reference in this Prospectus, including the Annual MD&A. The Corporation cautions that the foregoing list of factors that may affect future plans, actions or results is not exhaustive.

Potential investors are urged to consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements and to not use future-oriented financial information or financial outlooks for anything other than their intended purpose. The forward-looking statements included in this Prospectus and the documents incorporated by reference herein are made only as of the date of the document in which they are contained and the Corporation does not undertake to publicly update these forward-looking statements to reflect new information, future events or otherwise, except as required by applicable laws. In light of these risks, uncertainties and assumptions, the forward-looking statements might occur to a different extent or at a different time than we have described, or might not occur at all. The Corporation cannot assure you that projected results or events will be achieved. All forward-looking statements contained and incorporated by reference in this Prospectus are expressly qualified by this cautionary statement.

TRANSALTA CORPORATION

TransAlta is a corporation amalgamated under the Canada Business Corporations Act. The registered office and principal place of business of TransAlta is located at Suite 1400, 1100 – 1st Street SE, Calgary, Alberta T2G 1B1. For further information on the intercorporate relationships among TransAlta and its principal subsidiaries, please refer to the Annual Information Form.

TransAlta and its predecessors have been engaged in the development, production and sale of electric energy since 1911. We are one of Canada’s largest independent power generators and are among Canada’s largest non-regulated electricity generation and energy marketing companies with 9,014 megawatts of gross installed capacity.

We own, operate, and manage a highly contracted and geographically diversified portfolio of assets using a broad range of technologies and fuels, including water, wind, solar, natural gas, energy storage, and coal. We are focused on generating and marketing electricity in Canada, the U.S., and Western Australia through our diversified portfolio of facilities. Our mission is to provide safe, low-cost, and reliable clean electricity.

RECENT DEVELOPMENTS

On November 17, 2025 the Corporation announced that it has entered into a definitive share purchase agreement with an affiliate of Hut 8 Corp. and Macquarie Equipment Finance Ltd., the equity owners of Far North Power Corporation (“Far North”), pursuant to which the Corporation will acquire Far North and its entire business operations in Ontario. Far North owns and operates generation assets consisting of four natural gas-fired generation facilities totaling 310 MW. The purchase price for the acquisition is $95 million, subject to working capital and other adjustments. Completion of the transaction is subject to customary closing conditions, including receipt of regulatory approvals. The transaction is expected to close by early first quarter of 2026.

On December 9, 2025 the Corporation announced that it has signed a long-term tolling agreement with Puget Sound Energy, Inc. (“PSE”) to convert its Centralia Unit 2 facility from coal to natural gas-fired generation. The agreement with PSE provides a fixed-price capacity payment that provides PSE the exclusive right to the capacity, energy and ancillary service attributes, as well as the dispatch rights to, the 700 MW facility. Approximately US$600 million of capital expenditures will be required to extend the useful life of the facility and convert it from coal to natural gas-fired generation. The target commercial operation date is late-2028 and the facility will operate until the end of 2044 under the terms of the agreement with PSE. TransAlta anticipates declaring a final investment decision after receipt of all required approvals in early 2027. Completion of the transaction is subject to customary regulatory approvals, including PSE receiving satisfactory approval from the Washington Utilities and Transportation Commission.

CONSOLIDATED CAPITALIZATION

There have been no material changes in our share and loan capital, on a consolidated basis, since September 30, 2025.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, which may include the repayment of indebtedness, the financing of our long-term investment plan and growth projects. The amount of net proceeds expected to be received from the sale of Securities, and each of the principal purposes for which we will use those net proceeds, will be set forth in the applicable Prospectus Supplement. We may, from time to time, issue securities other than pursuant to this Prospectus. The Corporation will not receive any proceeds from the sale of Common Shares sold by the Selling Shareholder under this Prospectus.

EARNINGS COVERAGE RATIOS

Information regarding earnings coverage ratios will be provided in the applicable Prospectus Supplement relating to an offering of Securities, if and to the extent required by applicable securities laws.

DESCRIPTION OF SHARE CAPITAL

General

As of the date of this Prospectus, the Corporation’s authorized share capital consists of an unlimited number of Common Shares and an unlimited number of First Preferred Shares, issuable in series.

Common Shares

The following is a summary of the material attributes and characteristics of the Common Shares.

Each Common Share entitles the holder thereof to one vote for each Common Share held at all meetings of shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares are entitled to vote, to receive dividends if, as and when declared by the board of directors of the Corporation (the “Board”), subject to prior satisfaction of preferential dividends applicable to any First Preferred Shares, and to participate rateably in any distribution of the assets of the Corporation upon a liquidation, dissolution or winding up, subject to prior rights and privileges attaching to the First Preferred Shares. The Common Shares are not convertible and are not entitled to any pre-emptive rights. The Common Shares are not entitled to cumulative voting.

First Preferred Shares

The following is a summary of the material attributes and characteristics of the First Preferred Shares.

TransAlta is authorized to issue an unlimited number of First Preferred Shares, issuable in series and, with respect to each series, the Board is authorized to fix the number of shares comprising the series and determine the designation, rights, privileges, restrictions and conditions attaching to such shares, subject to certain limitations.

The First Preferred Shares of all series rank senior to all other shares of TransAlta with respect to priority in payment of dividends and with respect to distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, or a reduction of stated capital. Holders of First Preferred Shares are entitled to receive cumulative quarterly dividends on the subscription price thereof as and when declared by the Board at the rate established by the Board at the time of issue of shares of a series. No dividends may be declared or paid on any other shares of TransAlta unless all cumulative dividends accrued upon all outstanding First Preferred Shares have been paid or declared and set apart. In the event of the liquidation, dissolution or winding up of the Corporation, or a reduction of stated capital, no sum shall be paid or assets distributed to holders of other shares of the Corporation until the holders of First Preferred Shares shall have been paid the subscription price of their shares, plus a sum equal to the premium payable on a redemption, plus a sum equal to the arrears of dividends accumulated on the First Preferred Shares to the date of such liquidation, dissolution, winding up, or reduction of stated capital, as applicable. After payment of such amount, the holders of First Preferred Shares shall not be entitled to share further in the distribution of the assets of the Corporation.

The Board may include in the share conditions attaching to a particular series of First Preferred Shares certain voting rights effective upon the Corporation failing to make payment of six quarterly dividend payments, whether or not consecutive. These voting rights continue for so long as any dividends remain in arrears. These voting rights are the right to one vote for each $25 of subscription price on all matters in respect of which shareholders vote, and additionally, the right of all series of First Preferred Shares, voting as a combined class, to elect two directors of the Corporation if the Board then consists of less than 16 directors, or three directors if the Board consists of 16 or more directors. Otherwise, except as required by law, the holders of First Preferred Shares shall not be entitled to vote or to receive notice of or to attend at any meeting of the shareholders of TransAlta.

Subject to the share conditions attaching to any particular series providing to the contrary, TransAlta may redeem First Preferred Shares of a series, in whole or from time to time in part, at the redemption price applicable to each series and has the right to acquire any of the First Preferred Shares of one or more series by purchase for cancellation in the open market or by invitation for tenders at a price not to exceed the redemption price applicable to the series.

The Prospectus Supplement will set forth the following terms relating to the First Preferred Shares being offered:

•	the maximum number of First Preferred Shares;

•	the designation of the series;

•	the offering price;

•	the annual dividend rate and whether the dividend rate is fixed or variable, the date from which dividends will accrue, and the dividend payment dates;

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the price and the terms and conditions for redemption, if any, including redemption at TransAlta’s option or at the option of the holder, including the time period for redemption, and payment of any accumulated dividends;

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the terms and conditions, if any, for conversion or exchange for shares of any other class of TransAlta or any other series of First Preferred Shares, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	whether such First Preferred Shares will be listed on any securities exchange;

•	the voting rights, if any; and

•	any other rights, privileges, restrictions, or conditions.

Related Party Articles Provisions

The following is a summary of the material attributes and characteristics of the related party provisions of the articles of the Corporation. Prospective investors are encouraged to review the full text of the articles of the Corporation, a copy of which can be found on SEDAR+ under our profile at www.sedarplus.ca.

The articles of the Corporation contain provisions restricting the ability of the Corporation to enter into a “Specified Transaction” with a “Major Shareholder”. A Specified Transaction requires the approval of a majority of the votes cast by holders of voting shares of the Corporation, as well as the approval of a majority of the votes cast by holders of such voting shares, excluding any Major Shareholder. A Major Shareholder generally means the beneficial owner of more than 20% of the outstanding voting shares of the Corporation. The articles contain a broad definition of beneficial ownership, and in particular, a person is considered to beneficially own shares owned by its associates and affiliates, as those terms are defined in the articles. Transactions which are considered to be Specified Transactions include the following: a merger or amalgamation of the Corporation with a Major Shareholder; the furnishing of financial assistance by the Corporation to a Major Shareholder; certain sales of assets or provision of services by the Corporation to a Major Shareholder or vice versa; certain issuances of securities by the Corporation which increase the proportionate voting interest of a Major Shareholder; a reorganization or recapitalization of the Corporation which increases the proportionate voting interest of a Major Shareholder; and the creation of a class or series of non-voting shares of the Corporation which has a residual right to participate in earnings of the Corporation and assets of the Corporation upon dissolution or winding up.

Shareholder Rights Plan

The Corporation is party to an Amended and Restated Shareholder Rights Plan Agreement (the “Rights Plan”) dated as of April 28, 2022, between the Corporation and Odyssey Trust Company, as rights agent, which amended and restated the shareholder rights plan agreement dated as of October 13, 1992. The Rights Plan was last confirmed at our annual and special meeting of shareholders on April 24, 2025 and will expire at the close of business on the date of our 2028 annual meeting of shareholders, unless ratified and extended by a further vote of the shareholders. For further particulars, reference should be made to the Rights Plan. A copy of the Rights Plan may be obtained by contacting the Corporate Secretary of TransAlta, Suite 1400, 1100 – 1st Street SE, Calgary, Alberta T2G 1B1 (telephone: (403) 267-7110). A copy of the Rights Plan is also available electronically on SEDAR+ under our profile, which can be accessed at www.sedarplus.ca.

DESCRIPTION OF WARRANTS

The Corporation may issue Warrants independently or together with other Securities, and Warrants sold with other Securities may be attached to or separate from the other Securities. Warrants will be issued under and governed by the terms of one or more warrant agreements or indentures that the Corporation will enter into with one or more banks or trust companies acting as warrant agent or trustee that will be named in the applicable Prospectus Supplement.

A description of the material terms of any Warrants that we offer, and the extent to which the general terms and provisions described in this section apply to those Warrants, will be set out in the applicable Prospectus Supplement. The Prospectus Supplement will describe some or all of the following terms relating to the Warrants being offered:

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price, if any;

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the designation, number and terms of the Common Shares, First Preferred Shares or other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the dates or periods on, after or during which the Warrants are exercisable;

•	the designation and terms of any Securities with which the Warrants are issued and the number of Warrants that will be issued with each such Security;

•	if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

•	the currency or currency unit in which the offering price, if any, and exercise price are denominated;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	provisions as to modification, amendment or variation of the warrant agreement or indenture or any rights or terms attaching to the Warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions; and

•	any other terms of the Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Corporation may issue Subscription Receipts, independently or together with other Securities, and Subscription Receipts sold with other Securities may be attached to or separate from the other Securities. Subscription Receipts will be issued under one or more subscription receipt agreements that we will enter into with one or more escrow agents. If underwriters or agents are involved in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the subscription receipt agreement governing those Subscription Receipts. The relevant subscription receipt agreement will establish the terms of the Subscription Receipts.

A Subscription Receipt is a security of the Corporation that will entitle the holder to receive, upon satisfaction of one or more release conditions, and for no additional consideration, a specified number of Securities. A description of the material terms of any Subscription Receipts that we offer, and the extent to which the general terms and provisions described in this section apply to those Subscription Receipts, will be set out in the applicable Prospectus Supplement. The Prospectus Supplement will describe some or all of the following terms relating to the Subscription Receipts being offered:

•	the designation of the Subscription Receipts;

•	the aggregate number of Subscription Receipts offered and the offering price;

•	the currency or currency unit in which the Subscription Receipts will be offered;

•	the terms, conditions and procedures for which the holders of Subscription Receipts will become entitled to receive the underlying Securities;

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the number of Securities that may be obtained upon the conversion of each Subscription Receipt, any anti-dilution provisions that will result in the adjustment of that number and the period or periods during which any conversion must occur;

•	the designation and terms of any other Securities with which the Subscription Receipts will be offered and the number of Subscription Receipts that will be offered with each Security;

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the treatment of the gross proceeds from the sale of such Subscription Receipts, including (if applicable) the terms applicable to the escrow agent holding in escrow all or a portion of the gross proceeds from the sale of such Subscription Receipts, plus any interest earned thereon, pending satisfaction of the release conditions;

•	whether such Subscription Receipts will be listed on any securities exchange;

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procedures for the refund by the escrow agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the release conditions are not satisfied;

•	any entitlement of ours to purchase the Subscription Receipts in the open market, by private agreement or otherwise;

•	whether we will issue the Subscription Receipts as global securities and, if so, the identity of the depository;

•	provisions as to modification, amendment or variation of the subscription receipt agreement or any rights or terms attaching to the Subscription Receipts;

•	any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

DESCRIPTION OF DEBT SECURITIES

In this section, the terms “Corporation” and “TransAlta” refer only to TransAlta Corporation without the subsidiaries through which it operates.

The Corporation may issue debt securities, independently or together with other Securities, and debt securities sold with other Securities may be attached to or separate from the other Securities. Debt securities will be issued under one or more indentures (each, a “Debt Indenture”), in each case between the Corporation and an appropriately qualified financial institution authorized to carry on business as a trustee (each, a “Trustee”). The relevant Debt Indenture will establish the terms of the debt securities.

Debt securities may be issued from time to time in one or more series. The Corporation may specify a maximum aggregate principal amount for the debt securities of any series and, unless otherwise provided in the applicable Prospectus Supplement, a series of debt securities may be reopened for issuance of additional debt securities of that series. The Corporation may also, from time to time, issue debt securities and incur additional indebtedness other than pursuant to debt securities issued under this Prospectus.

A description of the material terms of any debt securities that we offer, and the extent to which the general terms and provisions described in this section apply to those debt securities, will be set out in the applicable Prospectus Supplement. The Prospectus Supplement will describe some or all of the following terms relating to the debt securities being offered:

•	the specific designation and any limit on the aggregate principal amount of the debt securities;

•	the currency or currency units for which the debt securities may be purchased and in which the principal and any premium or interest is payable (in either case, if other than Canadian dollars);

•	the offering price (at par, at a discount or at a premium) of the debt securities;

•	the date(s) on which the debt securities will be issued and delivered;

•	the date(s) on which the debt securities will mature, including any provision for the extension of a maturity date, or the method of determining such date(s);

•	the rate(s) per annum (either fixed or floating) at which the debt securities will bear interest (if any) and, if floating, the method of determining such rate(s);

•	the date(s) from which any interest obligation will accrue and on which interest will be payable, and the record date(s) for the payment of interest or the method of determining such date(s);

•	if applicable, the provisions for subordination of the debt securities to other indebtedness of the Corporation;

•	the identity of the Trustee under the applicable Debt Indenture pursuant to which the debt securities are to be issued;

•	any redemption terms, or terms under which the debt securities may be defeased prior to maturity;

•	any repayment or sinking fund provisions;

•	any events of default applicable to the debt securities;

•	whether the debt securities are to be issued in registered form or in the form of temporary or permanent global securities, and the basis of exchange, transfer and ownership thereof;

•	whether the debt securities may be converted or exchanged for other Securities of the Corporation or any other entity;

•

if applicable, the ability of the Corporation to satisfy all or a portion of any redemption of the debt securities, payment of any premium or interest thereon, or repayment of the principal owing upon the maturity through the issuance of Securities of the Corporation or of any other entity, and any restrictions on the persons to whom such Securities may be issued;

•	provisions applicable to amendment of the Debt Indenture; and

•	any other material terms, conditions or other provisions (including covenants) applicable to the debt securities.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other Securities described in this Prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each Security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each Security included therein. The unit agreement under which a unit is issued may provide that the Securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

A description of the material terms of any units that we offer, and the extent to which the general terms and provisions described in this section apply to those units, will be set out in the applicable Prospectus Supplement. The Prospectus Supplement will describe some or all of the following terms relating to the units being offered:

•	the designation and terms of the units and of the Securities comprising the units, including whether and under what circumstances those Securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the Securities comprising the units; and

•	whether the units will be issued as global securities and, if so, the identity of the depositary.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a resident of Canada with respect to the acquisition, ownership and disposition of any Securities offered thereunder. In addition, the applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada and who acquires any Securities offered thereunder, including whether the payments of principal, interest or distributions, if any, on the Securities will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement may also describe certain U.S. federal income tax considerations of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986).

SELLING SHAREHOLDER

The terms under which Common Shares will be offered by the Selling Shareholder will be described in the applicable Prospectus Supplement. The Prospectus Supplement relating to any offering of Common Shares by the Selling Shareholder will include, without limitation, where applicable: (i) the name of the Selling Shareholder; (ii) the number of Common Shares owned, controlled or directed by the Selling Shareholder; (iii) the number of Common Shares being distributed for the account of the Selling Shareholder; (iv) the number of Common Shares to be owned, controlled or directed by the Selling Shareholder after the distribution and the percentage that number represents out of the total number of outstanding Common Shares; (v) whether the Common Shares are owned by the Selling Shareholder, both of record and beneficially, of record only or beneficially only; (vi) if the Selling Shareholder purchased any of the Common Shares held by it in the 24 months preceding the date of the Prospectus Supplement, the date or dates on which the Selling Shareholder acquired the Common Shares; and (vii) if the Selling Shareholder acquired the Common Shares held by it in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the Selling Shareholder in the aggregate and on an average per security basis.

Registration Rights Agreement

The following is a summary of certain material provisions of the registration rights agreement entered into between Eagle Hydro II (an affiliate of Brookfield) and the Corporation on May 1, 2019 (the “Registration Rights Agreement”) and is to be read together with, and is qualified in its entirety by reference to, the full text of the Registration Rights Agreement, a copy of which can be found on SEDAR+ under our profile at www.sedarplus.ca.

The Registration Rights Agreement provides that Eagle Hydro II and any affiliate of Brookfield that becomes party to the Registration Rights Agreement (each a “Holder”) may, at any time and from time to time, make a written request (a “Demand Registration”) to the Corporation to file a Prospectus Supplement with the securities commissions or similar authorities in each of the provinces of Canada in respect of the distribution of all or part of the Common Shares then held by the Holder (“Registrable Securities”), subject to certain restrictions set forth in the Registration Rights Agreement. Upon receipt by the Corporation of a Demand Registration, the Corporation will promptly file a Prospectus Supplement in order to permit the offer and sale or other disposition or distribution in Canada of all or any portion of the Registrable Securities held, directly or indirectly, by the Holder (a “Demand Offering”). The Corporation will not be obligated to effect: (i) more than three Demand Offerings in total during the term of the Registration Rights Agreement; or (ii) a Demand Offering if the Registrable Securities have an aggregate market price of less than $50 million.

If at any time the Corporation proposes to file a Prospectus Supplement with respect to the distribution of any Common Shares to the public, then the Corporation will give notice of the proposed distribution to each Holder not less than five business days in advance of the anticipated filing date of the Prospectus Supplement (or, in the case of a “bought deal” or another public offering which is not expected to include a road show, such notice as is practicable under the circumstances), which notice will offer each Holder the opportunity to qualify for distribution such number of Registrable Securities as such Holder may request. The Corporation will use commercially reasonable efforts to include in such Prospectus Supplement such Registrable Securities (a “Piggy Back Offering”), unless the Corporation’s managing underwriter or underwriters determine, in good faith, that including such Registrable Securities in the distribution would, in their opinion, adversely affect the Corporation’s distribution or sales price of the Securities being offered by the Corporation.

The Demand Offerings and Piggy Back Offerings are subject to various conditions and limitations. The Corporation is entitled to defer any Demand Offering in certain circumstances, including during a regular annual and quarterly blackout period in respect of the release of its financial results.

The Registration Rights Agreement includes provisions providing for each of the Corporation and the Holders to indemnify each other for losses or claims caused by the applicable party’s inclusion of a misrepresentation in disclosure included in any prospectus and for breaches of applicable securities laws.

In the case of a Prospectus Supplement filed in connection with a Demand Offering or Piggy Back Offering, the Corporation will pay all applicable fees and expenses incidental to the Corporation’s performance of, or compliance with, the terms of such offering, provided that in the event any Registrable Securities are freely tradeable at the time that the Corporation receives the offering request, the Corporation and the Holders will be jointly and severally responsible for the proportionate share of registration fees and expenses of any Holders based on the total offering price of the freely tradeable securities sold by the Holders to the total offering price of all the Securities sold by the Corporation in such offering. The Corporation and the Holders will be jointly and severally responsible for paying all selling expenses (including fees or commissions payable to an underwriter, investment banker, manager or agent and any transfer taxes attributable to the sale of Registrable Securities) with respect to Registrable Securities sold by the Holders and the Corporation will pay all selling expenses with respect to any Securities sold for the account of the Corporation. The Corporation and the Holders will be solely responsible on a joint and several basis for all out-of- pocket expenses incurred by any Holders in connection with a Demand Offering or Piggy Back Offering.

If a Holder ceases to be an affiliate of Brookfield, the Holder will cease to have any rights or obligations under the Registration Rights Agreement. The Registration Rights Agreement will terminate when Brookfield, together with its affiliates, beneficially owns in the aggregate less than 3% of the issued and outstanding Common Shares.

PLAN OF DISTRIBUTION

We may offer and sell the Securities and the Selling Shareholder may, in accordance with the terms of the Registration Rights Agreement, offer and sell Common Shares: (i) to or through underwriters or dealers purchasing as principals; (ii) directly to purchasers; (iii) through agents; or (iv) through a combination of any of these methods of sale. These Securities may be offered and sold in Canada and/or the U.S. and elsewhere where permitted by law.

The distribution of the Securities of any series may be effected from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale or at prices to be negotiated with purchasers at the time of sale, including sales in transactions that are “at-the-market distributions”, including sales made directly on the TSX, the NYSE or other existing trading markets for the Securities, and as set out in the applicable Prospectus Supplement. The prices at which Securities may be offered may vary between purchasers and during the period of distribution. If Securities are offered on a non-fixed price basis, the underwriters’, dealers’ or agents’ compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by purchasers exceeds or is less than the gross proceeds paid by the underwriters, dealers or agents to us and/or the Selling Shareholder, as applicable.

In connection with the sale of Securities, underwriters, dealers or agents may receive compensation from the Corporation, the Selling Shareholder or from other parties, including in the form of underwriters’, dealers or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation received by them from the Corporation and/or the Selling Shareholder and any profit on the resale of the Securities by them may be deemed to be underwriting commissions under the U.S. Securities Act.

The Prospectus Supplement relating to each distribution of Securities will also set forth the terms of the offering of the Securities, including to the extent applicable, the initial offering price, the net proceeds to the Corporation and/or the Selling Shareholder from the offering, the underwriters’, dealers’ or agents’ compensation, any other discount or selling concession to be allowed or re-allowed to underwriters or dealers and any other material terms of the plan of distribution. Any underwriters, dealers or agents with respect to a particular offering of Securities will be named in the Prospectus Supplement relating to such offering.

In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter of, or dealer or agent involved in, an “at-the- market distribution” under this Prospectus, and no person or company acting jointly or in concert with any such underwriter, dealer or agent, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed under the Prospectus Supplement applicable to the “at-the-market distribution”, including selling an aggregate number or principal amount of Securities that would result in the underwriter, dealer or agent, as applicable, creating an over-allocation position in the Securities.

Under agreements which may be entered into by the Corporation and/or the Selling Shareholder, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Corporation and/or the Selling Shareholder against certain liabilities, including liabilities under the securities legislation of each of the provinces of Canada and under the U.S. Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

If so indicated in the applicable Prospectus Supplement, we may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the Securities directly from us pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable Prospectus Supplement, which will also set forth the commission payable for solicitation of these contracts.

Each distribution of First Preferred Shares (other than Series A Shares, Series B Shares, Series C Shares, Series D Shares, Series E Shares or Series G Shares), Warrants, Subscription Receipts, debt securities or units will, unless otherwise provided in the applicable prospectus supplement, be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, such First Preferred Shares, Warrants, Subscription Receipts, debt securities or units will not be listed on any securities or stock exchange or on any automated dealer quotation system. This may affect the pricing of such First Preferred Shares, Warrants, Subscription Receipts, debt securities or units in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. Certain broker-dealers may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker dealer will make a market in any such Securities or as to the liquidity of the trading market, if any, for any such Securities.

RISK FACTORS

Before deciding to invest in any Securities, prospective purchasers of the Securities should consider carefully the risk factors and other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement. An investment in the Securities is subject to various risks including those risks inherent to the industries in which TransAlta operates. If any of the events contemplated by these risk factors occurs, TransAlta’s business, prospects, financial condition, results of operations or cash flows could be materially harmed, which could adversely affect the value of the Securities. In addition to the risk factors set forth below, information regarding the risks affecting the Corporation and its business is provided in the documents incorporated by reference in this Prospectus, including in the Annual MD&A under the heading “Governance and Risk Management”.

Changes in interest rates may cause the value of the debt securities or the First Preferred Shares to decline

Prevailing interest rates will affect the market price or value of the debt securities and the First Preferred Shares. The market price or value of the debt securities or the First Preferred Shares may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Credit ratings may not reflect all risks of an investment in the debt securities or the First Preferred Shares and may change

Credit ratings may not reflect all risks associated with an investment in the debt securities or the First Preferred Shares. Any credit ratings assigned to the debt securities or the First Preferred Shares are an assessment of the Corporation’s ability to pay its obligations thereunder. Consequently, real or anticipated changes in the credit ratings in respect of the debt securities, First Preferred Shares or other debt of TransAlta could have an adverse impact on our liquidity, our cost of funds and any of our agreements that refer to our credit ratings and will generally affect the market value of the debt securities and the First Preferred Shares. The credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed herein on the value of the debt securities or the First Preferred Shares. There is no assurance that any credit rating assigned to the debt securities or the First Preferred Shares will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency.

The Common Shares or other listed Securities may be subject to price and volume fluctuations, and the market price for the Common Shares or other listed Securities, as applicable, following an offering may drop below the offering price

In recent years, securities markets have experienced considerable price and volume volatility, and the volatility in the trading price of the Common Shares and the First Preferred Shares was at times unrelated to the financial or operating performance of TransAlta and not necessarily determined solely by reference to the underlying value of TransAlta’s assets. The market price of publicly traded securities is affected by many variables, including the strength of the economy generally, interest rates, credit ratings, commodity prices, the availability and attractiveness of alternative investments and the breadth of the public market for the securities. The effect of these and other factors on the market prices of the Common Shares and First Preferred Shares on the stock exchanges on which such Securities trade suggests that the future trading prices of the Common Shares and other listed Securities may be volatile. The market price for such Securities may be affected by numerous factors beyond the control of TransAlta. These fluctuations may affect the price of the Common Shares or other listed Securities following an offering, and the market price of the Common Shares or other listed Securities, as applicable, may drop below the offering price. As a result of this volatility, holders may not be able to sell their Common Shares or other listed Securities at or above the offering price. TransAlta cannot predict at what price the Common Shares or other listed Securities issued by TransAlta will trade in the future.

The decision to pay dividends and the amount of such dividends is subject to the discretion of the Board based on numerous factors and may vary from time to time

The declaration and payment of cash dividends to holders of Common Shares or First Preferred Shares are not guaranteed. Although TransAlta currently intends to pay quarterly cash dividends to its shareholders, these cash dividends may be reduced or suspended. The amount of cash available to TransAlta to pay dividends, if any, can vary significantly from period to period for a number of reasons, including, among other things: TransAlta’s financial and operational performance; fluctuations in operating costs; the amount of cash required or retained for debt service or repayment; amounts required to fund capital expenditures and working capital requirements; access to equity markets; foreign exchange rates and interest rates; and the risk factors set forth herein and in the documents incorporated by reference herein.

The decision whether or not to pay dividends and the amount of any such dividends are subject to the discretion of the Board, which regularly evaluates TransAlta’s proposed dividend payments and the solvency test requirements of the Canada Business Corporations Act. In addition, the level of dividends per Common Share will be affected by the number of outstanding Common Shares and other securities that may be entitled to receive cash dividends or other payments, such as First Preferred Shares. Dividends may be increased, reduced or suspended depending on TransAlta’s operational and financial performance, as well as the other factors discussed above. The market value of certain Securities may deteriorate if TransAlta is unable to meet dividend expectations in the future, and such deterioration may be material.

TransAlta may issue additional Securities in the future which may dilute the holdings of existing securityholders, including holders of Securities purchased hereunder, or which may have priority over existing securityholders

TransAlta may issue additional Securities, including upon the exercise of the Corporation’s outstanding options and other convertible securities, which may dilute existing securityholders, including purchasers of Securities offered hereunder. TransAlta may also issue debt securities that have priority over holders of other Securities with respect to payment in the event of an insolvency or winding-up of TransAlta. Securityholders will have no pre-emptive rights in connection with any such further issuances. The Board has the discretion to determine the designation, rights, privileges, restrictions and conditions attached to any series of First Preferred Shares, the price and terms of any debt securities and the price and terms for any issuances of Common Shares, First Preferred Shares, Warrants, Subscription Receipts, debt securities and units.

In addition, any resale by the Selling Shareholder of its Common Shares, or the perception that such resales may occur, whether pursuant to this Prospectus or otherwise, could adversely affect the prevailing market price of the Common Shares.

There can be no assurance as to the liquidity of the trading market for the First Preferred Shares, Warrants, Subscription Receipts, debt securities or units or that a trading market for such Securities will develop

There is currently no market through which First Preferred Shares (other than Series A Shares, Series B Shares, Series C Shares, Series D Shares, Series E Shares or Series G Shares), Warrants, Subscription Receipts, debt securities or units may be sold and the purchasers of such Securities may not be able to resell such Securities purchased under this Prospectus and any Prospectus Supplement. There can be no assurance that a secondary market will develop for any of such First Preferred Shares, Warrants, Subscription Receipts, debt securities or units that may be issued under this Prospectus and the relevant Prospectus Supplement(s) or that any secondary market which does develop will continue. This may affect the pricing of such Securities in the secondary market, if any, the transparency and availability of trading prices, the liquidity of the Securities and the extent of regulation of such Securities.

The public offering prices of the Securities may be determined by negotiation between TransAlta and the underwriters, dealers, agents or purchasers, as applicable, based on several factors and may bear no relationship to the prices at which such Securities will trade in the public market subsequent to such offering. See “Plan of Distribution”.

The debt securities will be effectively subordinated to certain indebtedness and other liabilities of our subsidiaries which do not guarantee the debt securities

We carry on a substantial portion of our business through subsidiaries and a substantial portion of our assets is held in our subsidiaries. Our results of operations and ability to service indebtedness, including the debt securities, are substantially dependent upon the results of operations of these subsidiaries and the payment of funds by these subsidiaries to us in the form of loans, dividends or otherwise. However, unless otherwise provided in the applicable Prospectus Supplement with respect to a specific issue of debt securities, the debt securities will not be guaranteed by any of our subsidiaries. The creditors of our subsidiaries will have the right to be paid before any cash is distributed by those subsidiaries to TransAlta, which may impair TransAlta’s ability to make payment on the debt securities. In the event of the liquidation of any subsidiary, the assets of the subsidiary would be used first to repay the subsidiary’s indebtedness, including trade payables or obligations under any guarantees, prior to being used by us to pay our indebtedness, including any debt securities. Consequently, the debt securities will be effectively subordinated to the liabilities, including trade payables, of our subsidiaries.

The debt securities will be unsecured and effectively subordinated to any of our secured indebtedness

Unless otherwise provided in the applicable Prospectus Supplement with respect to a specific issue of debt securities, the debt securities will be direct unsecured debt of TransAlta, and will be effectively subordinated to all existing and future secured debt of TransAlta, to the extent of the assets securing such debt. If TransAlta is involved in any bankruptcy, dissolution, liquidation or reorganization, the holders of secured debt would be paid before the holders of debt securities receive any amounts due under the debt securities to the extent of the value of the assets securing the secured debt. In that event, a holder of debt securities may not be able to recover any principal or interest due to it under the debt securities.

ENFORCEABILITY OF CIVIL LIABILITIES

TransAlta is a corporation organized under and governed by the Canada Business Corporations Act. Some of the directors and officers of the Corporation, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the U.S., and all or a substantial portion of their assets, and a substantial portion of the Corporation’s assets, are located outside the U.S. The Corporation has appointed an agent for service of process in the U.S., but it may be difficult for holders of Securities who reside in the U.S. to effect service within the U.S. upon those directors, officers and experts who are not residents of the U.S. It may also be difficult for holders of Securities who reside in the U.S. to realize in the U.S. upon judgments of courts of the U.S. predicated upon the Corporation’s civil liability and the civil liability of the directors and officers of the Corporation and experts under U.S. federal securities laws.

The Corporation has been advised by its Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Corporation has also been advised by Blake, Cassels & Graydon LLP, however, that there is real doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

The Corporation filed with the SEC, concurrently with its registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed TransAlta Centralia Generation LLC as its agent for service of process in the U.S. in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a U.S. court arising out of or related to or concerning an offering of Securities under this Prospectus.

LEGAL MATTERS

Unless otherwise specified in the applicable Prospectus Supplement, certain legal matters in connection with the offering of Securities will be passed upon on behalf of TransAlta by Blake, Cassels and Graydon LLP, as to matters of Canadian law, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, as to matters of U.S. law.

INTEREST OF EXPERTS

As at the date of this Prospectus, the partners and associates of Blake, Cassels & Graydon LLP, as a group, beneficially own, directly or indirectly, less than 1% of any class of securities of TransAlta.

Ernst & Young LLP is the Corporation’s independent registered public accounting firm and is independent in the context of the Rules of Professional Conduct of the Chartered Professional Accountants of Alberta and the rules and regulations adopted by the United States Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States).

AUDITORS, TRANSFER AGENT AND REGISTRAR

TransAlta’s auditors are Ernst & Young LLP, Chartered Professional Accountants, Calgary, Alberta.

The transfer agent and registrar for the Common Shares and Series A, B, C, D, E and G First Preferred Shares is Odyssey Trust Company. Common Shares are transferable in Vancouver, Calgary and Toronto. Series A, B, C, D, E and G First Preferred Shares are transferable in Calgary and Toronto. The transfer agent and registrar for the Common Shares in the U.S. is Odyssey Transfer and Trust Company at its principal office in Woodbury, Minnesota.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the registration statement of which this Prospectus forms a part: the documents referred to under “Documents Incorporated by Reference”; consent of Ernst & Young LLP; powers of attorney from directors and officers of TransAlta, as applicable; the indenture between TransAlta and The Bank of New York Mellon, as trustee, dated as of June 25, 2002; and the Statement of Eligibility of The Bank of New York Mellon on Form T-1. A copy of the form of warrant indenture or subscription receipt agreement, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed with or furnished to the SEC under the U.S. Exchange Act.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS INDEMNIFICATION

Under s. 124 of the Canada Business Corporations Act (“CBCA”), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. In addition, the Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual shall repay the moneys if the individual does not fulfill the conditions in (a) and (b) below. The Registrant may not indemnify an individual referred to above unless the individual (a) acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The Registrant may with the approval of a court, indemnify an individual referred to above, or advance moneys for the costs, charges and expenses of a proceeding referred to above, in respect of an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as described above against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in (a) and (b) above. Notwithstanding the foregoing, an individual referred to above is entitled to indemnity from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity referred to above, if the individual seeking indemnity was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and if the individual fulfills the conditions set out in (a) and (b) above.

The by-laws of the Registrant provide that, subject to the limitations contained in the CBCA, but without limiting the right of the Registrant to indemnify any person under the CBCA or otherwise, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of a another entity, and the heirs and legal representatives thereof, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, if the terms and conditions of the by-laws of the Registrant are met.

The Registrant maintains a directors and officers’ liability policy which provides coverage to the Registrant for all directors’ and officers’ related claims, losses and costs in any year, subject to policy terms and conditions, limits and deductibles.

The Registrant has entered into indemnification agreements with each of its officers and directors pursuant to which they are indemnified substantially to the extent permitted by the CBCA. Pursuant to the terms of these agreements the Registrant maintains errors and omissions insurance for its officers and directors while they remain an officer or director and for a period of 7 years thereafter.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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EXHIBITS

Exhibit Number	Description

4.1	Annual information form for the year ended December 31, 2024 (incorporated by reference from Exhibit 99.1 to the Registrant’s Annual Report on Form 40-F, filed with the Securities and Exchange Commission (the “Commission”) on February 20, 2025) (the “Form 40-F”).

4.2	Management’s discussion and analysis for the year ended December 31, 2024 (incorporated by reference from Exhibit No. 99.2 to the Form 40-F).

4.3	Audited consolidated financial statements as at and for the years ended December 31, 2024 and 2023, together with the notes thereto and the report of the independent registered public accounting firm thereon (incorporated by reference from Exhibit No. 99.3 to the Form 40-F).

4.4	Management proxy circular dated March 7, 2025, prepared in connection with the annual and special meeting of shareholders held on April 24, 2025 (incorporated by reference from Exhibit No. 99.2 to the Registrant’s Form 6-K, furnished to the Commission on March 25, 2025).

4.5	Condensed consolidated interim financial statements for the three and nine month periods ended September 30, 2025 and 2024 (incorporated by reference from Exhibit No. 99.3 to the Registrant’s Form 6-K, furnished to the Commission on November 6, 2025).

4.6	Management’s discussion and analysis for the three and nine month periods ended September 30, 2025 (incorporated by reference from Exhibit No. 99.2 to the Registrant’s Form 6-K, furnished to the Commission on November 6, 2025).

5.1	Consent of Ernst & Young LLP.

6.1	Powers of Attorney (included on Page III-4 of this registration statement).

7.1	Indenture between TransAlta Corporation and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, dated as of June 25, 2002 (incorporated by reference to Exhibit 1 to TransAlta Corporation’s Form 6-K filed on June 26, 2002).

7.2	Statement of Eligibility of the Trustee on Form T-1.

107	Filing Fee Table.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a) Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this registration statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on this 9th day of December, 2025.

TRANSALTA CORPORATION (Registrant)

By:	/s/ Nancy Brennan
	Name:	Nancy Brennan
	Title:	Executive Vice President, Legal and External Affairs

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of John Kousinioris and Nancy Brennan, his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her, in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as full to all intents and purposes as they might or could do themselves, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them acting alone, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Kousinioris John Kousinioris	President, Chief Executive Officer and Director (Principal Executive Officer)	December 9, 2025

/s/ Joel Hunter Joel Hunter	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 9, 2025

/s/ John P. Dielwart John P. Dielwart	Chair of the Board of Directors	December 9, 2025

/s/ Brian Baker Brian Baker	Director	December 9, 2025

/s/ Alan J. Fohrer Alan J. Fohrer	Director	December 9, 2025

/s/ Manjit K. Sharma Manjit K. Sharma	Director	December 9, 2025

/s/ Bryan D. Pinney Bryan D. Pinney	Director	December 9, 2025

/s/ Sandra R. Sharman Sandra R. Sharman	Director	December 9, 2025

/s/ Laura W. Folse Laura W. Folse	Director	December 9, 2025

/s/ Thomas M. O’Flynn Thomas M. O’Flynn	Director	December 9, 2025

/s/ James Reid James Reid	Director	December 9, 2025

/s/ Candace J. MacGibbon Candace J. MacGibbon	Director	December 9, 2025

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has signed this Registration Statement solely in their capacity as the duly authorized representative of TransAlta Corporation in the United States, on this 9th day of December, 2025.

TRANSALTA CENTRALIA GENERATION LLC

By:	/s/ Lori Schmitt
	Name:	Lori Schmitt
	Title:	Secretary

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